NEWS RELEASE

Company Contact:
Barry Regenstein, President
Command Security Corporation
845-454-3703

COMMAND SECURITY CORPORATION ANNOUNCES EXTENSION OF $20 MILLION
REVOLVING CREDIT FACILITY WITH WELLS FARGO BANK

Lagrangeville, New York*** October 20, 2011***Command Security Corporation (NYSE Amex: MOC) (the “Company” or “Command”) today announced that it has entered into an Amendment to the Credit and Security Agreement dated February 12, 2009 between the Company and Wells Fargo Bank (the “Amended Credit Agreement”).  The Amended Credit Agreement extends the term of the $20.0 million credit facility to October 2016 and decreases the interest rate spreads on the outstanding principal balance of the revolving loans to LIBOR plus 1.75%.

In addition, the Amended Credit Agreement provides changes to certain covenants including:  (i) an increase in the amount of capital expenditures that can be incurred in the aggregate during any fiscal year or in any one transaction and (ii) an exception to the prohibition against repurchasing capital stock of the Company to permit the Company to repurchase up to $2 million of its common stock subject to certain conditions.

Barry I. Regenstein, Command’s President added “We are very pleased to continue our excellent relationship with Wells Fargo Bank.  This amendment reflects the confidence they have in Command’s future, and provides us additional flexibility to implement our growth strategies and further invest in our business.”

About Command Security Corporation

Command Security Corporation provides uniformed security officers, aviation security services and support security services to commercial, financial, industrial, aviation and governmental customers throughout the United States.  We safeguard against theft, fraud, fire, intrusion, vandalism and the many other threats that our customers are facing today.  By partnering with each customer, we design programs customized to meet their specific security needs and address their particular concerns.  We bring years of expertise, including sophisticated systems for hiring, training, supervision and oversight, backed by sophisticated technology, to every situation that our customers face involving security.  Our mission is to enable our customers to operate their businesses without disruption or loss, and to create safe environments for their employees.  For more information concerning our company, please refer to our website at www.commandsecurity.com.

Forward-Looking Statements

This announcement by Command Security Corporation (referred to herein as the “Company”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995 about the Company that are based on management’s assumptions, expectations and projections about the Company.  Such forward-looking statements by their nature involve a degree of risk and uncertainty.  The Company cautions that actual results of the Company could differ materially from those projected in the forward-looking statements as a result of various factors, including but not limited to the factors described under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2011, filed with the Securities and Exchange Commission, and such other risks disclosed from time to time in the Company’s periodic and other reports filed with the Securities and Exchange Commission.  You should consider the areas of risk described above in connection with any forward-looking statements that may be made by the Company.  The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  You are advised, however, to consult any additional disclosures the Company makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with the Securities and Exchange Commission, which are publicly available at the Securities and Exchange Commission’s website at www.sec.gov/edgar.shtml.